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                           Memorandum of Understanding

        The parties hereto acknowledge and agree as follows:

     1. Hubert Wen is investing the sum of $100,000.00 US in good funds in Cynet, Inc., at the request and insistance of Cynet, Inc., by Securities Purchase Agreement of even date herewith and a Stock Purchase Warrant.

     2. Cynet, Inc. has agreed to issue to Hubert Wen the 1,600,00 shares of Class A common stock with "piggy-back" rights and hereby agree to amend the Securities Purchase Agreement as follows:

           A. Any shares issued to Hubert Wen or his assigns, hereunder shall be subject to restrictions as to transfer under Rule 144 promulgated by the Securities Exchange Commission ("SEC"). All of the said shares of stock so issued will have "piggyback registration rights" to be included in any Registration Statement undertaken by Cynet, inc., without cost or expense. The shares thereupon shall be unrestricted as to transferability and the Certificates shall not bear any legends or restrictions.

           B. ARBITRATION. Any claims or controversies relating to this Agreement or any agreement incident hereto shall be heard and resolved by arbitration held in the English language under the provisions of the Texas Arbitration Act ("TAA") but conducted under the auspices and pursuant to the rules (if not in conflict with the TAA) of the American Arbitration Association ("AAA"). Venue of all arbitration shall be Houston, Texas. Arbitration shall be before one (1) arbitrator (a) selected by mutual agreement of the parties reached fifteen (15) days after the AAA has sent confirmation of notice of filing of the demand for arbitration, or, (b) if no mutual agreement can be reached within that time, appointed by the AAA. Such arbitrator shall be an attorney at law who has practiced law for at least ten (10) years in either general commercial litigation or general corporate and commercial matters. Any award of arbitration shall be in United States Dollars if monetary in nature unless the winning party makes written election to accept (i) alternative assets which may be the subject of the Arbitration (such as shares of stock) or
               (ii) alternative remedy such as specific performance, within ten
               (10) days of receiving notice of the award; shall be final and legally binding; may be entered into judgment in any court of competent jurisdiction; and may be enforced in any jurisdiction in which the party against whom enforcement is sought maintains assets. Except as required by applicable law, all arbitration and related proceedings and any evidence submitted therein (and particularly, but without limitation, any trade secrets, intellectual property and other information in which either of the parties has an expectation of privacy) shall be kept confidential. This Agreement and all matters related hereto shall be governed by the internal laws of the State of Texas without reference to conflicts of laws principles or principles of comity. The Texas Rules of Evidence shall apply.
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     3.   Cynet Holdings, LLC, for valuable consideration the receipt and sufficiency of which is hereby acknowledged, hereby agrees to secure Hubert Wen to receive his certificate for 1,600,000 shares of the common stock Class A, no par value, of Cynet, Inc., by delivering to him to hold as security certificate 994, for 1,600,000 shares of Cynet, Inc., to be returned upon receipt by Hubert Wen of a certificate for like kind and number of shares. If the certificate is not received by him within 15 days, he will have the rights of a secured party under the Uniform Commercial Code and have the right to foreclose on said certificate 994 in the manner provided by law, at public or private sale.

     4. Cynet, Inc. has engaged Level Jump Financial Group, Inc. as a consultant to advise it regarding documentation of the financial transaction with Hubert Wen, and shall issue to it a warrant for 800,000 shares of the Class A common shares of Cynet, Inc., at $0.30 per share.

     5. Each of the undersigned parties represent that he has the authority to sign and bind their respective principals.

          Signed at Houston, Texas this March 30, 2001.

Hubert Wen                                 Cynet, Inc.


/s/ Hubert Wen                              By:   /s/ Vincent W. Beale, Sr.
-------------------------                      ----------------------------
Hubert Wen, Individually                       Chief Executive Officer

Level Jump Financial Group, Inc.


By:   /s/ Marc Nathan
   ----------------------
President